SETTLEMENT AGREEMENT

     This Settlement Agreement (the "Settlement Agreement") is made and entered into this 30 day of May, 2002, by and among JACOB INTERNATIONAL, INC.
           ----
(hereinafter referred to as "Jacob"); MARC H. NATHAN, Individually (hereinafter referred to as "Marc"); MARTIN R. NATHAN (hereinafter referred to as "Marty"); MARTIN R. NATHAN & ASSOCIATES, P.C. (hereinafter referred to as "Nathan Associates"); RAPID RELEASE RESEARCH, LLC (hereinafter referred to as "Rapid Release") (all hereinafter jointly called "First Party"); and PANGEA PETROELUM CORP. (hereinafter referred to as "Pangea"); PANGEA SERVICES, INC. (hereinafter referred to as "PSI") and CHARLES B. POLLOCK (hereinafter referred to as "Chuck") (hereinafter jointly called "Second Party"). All of the aforesaid parties to this Settlement Agreement are hereinafter collectively referred to as the "Parties".

     WHEREAS, there are disputes regarding the liability and amount of the claims payable by and between the First Party and the Second Party, some which are known and may be asserted and some which may not be known and may be asserted in the future, and the Parties, upon consideration of the facts and law, and in consultation with their own legal counsel, agree that it is in the best interests of all Parties to compromise and settle all controversies, claims, demands, liabilities and causes of action, known or unknown, between themselves as set forth herein in order to resolve controversies, reduce costs and recognize the rights and privileges of each party; and

     WHEREAS, the Parties have considered the amount of time, effort and cost to do an audit of the assets, receipts, liabilities, debts and obligations of the Parties; and

     WHEREAS,  among  other  assets,  Jacob  owns:

     (a) approximately 5,591,000 shares of Pangea represented by two (2) certificates in hand and a missing or lost certificate for 215,000 shares; and

     (b) 1,000,000 shares of Consolidated Medical Management, Inc. ("CMMI") represented by certificate dated February 11, 2000.

     WHEREAS,  among  other  assets,  Pangea  owns:

     (a)     All (100%) of the issued and outstanding shares of PSI; and

     (b) Twelve Million Five Hundred Thousand (12,500,000) warrants ("Warrants") to purchase shares of Paradigm Advanced Technologies, Inc.
("Paradigm")  at  a  price  of  $1.00  per  share.

     WHEREAS, PSI owns 475,000 shares of the Class A common membership units of WorldLink USA, LLC, a Nevada limited liability company ("WorldLink"), which shares are subject to a Voting Trust and Transfer Agreement and which has no debts or agreements except to Marc and/or WorldLink; and


        Settlement Agreement between Jacob and Pangea, et al. Page 1 of 9

     WHEREAS, Rapid Release owns or asserts claims against Pangea for accounts receivable and/or promissory notes, as set forth below, in the amount of not less than $158,000; and

     WHEREAS, Pangea owns or asserts claims against Rapid Release and/or Nathan Associates and/or Marty for medical insurance premiums paid; and

     WHEREAS, the Parties hereto have agreed to this Settlement Agreement which sets forth the terms, conditions and stipulations of the settlement between the Parties.

     NOW, THEREFORE, the First Party and the Second Party have agreed, for good and valuable consideration, the receipt of which is hereby acknowledged, voluntarily and knowingly, execute this Settlement Agreement with the express intention of settling any and all controversies, disputes, claims, debts and liabilities between themselves and releasing each other as set forth herein.

     1. The recitals set forth above are hereby adopted and incorporated herein.

     2. The Parties hereto agree that a Closing shall be held at the Office of Martin R. Nathan at 4550 Post Oak Place, Suite 175, Houston, Texas 77027 on May 30, 2002 (the "Closing Date"). At the Closing the Parties hereto shall execute this Settlement Agreement and the documents contemplated to be executed pursuant to Section 4 hereof.

     3.     The Parties hereto agree that at or before Closing:

     (a) Jacob will transfer to its wholly owned, debt-free subsidiary (e-natomy, Inc., a Nevada corporation, or such other wholly owned subsidiary as it may choose, provided that there are no other assets or debt in the subsidiary);

          (i) Its two certificates for shares of Pangea and a bill of sale and affidavit of loss or missing certificate for 215,000 shares of Pangea, which affidavit will state that Jacob has no knowledge of the existence or previous transfer of such certificate and that the shares should be cancelled, and will agree, that the lost certificate will be delivered to the Transfer Agent if such certificate is found in the possession or control of Jacob or its officers, shareholders or directors; and

          (ii) Nine hundred thousand (900,000) shares of Consolidated Medical Management, Inc.

     (b) Pangea will cause to be transferred to PSI two hundred thousand (200,000) warrants dated August 30, 2000, to purchase common stock of Paradigm for $1.00 per share.

     4. At Closing, the Parties will deliver the following executed documents:


          Settlement Agreement between Jacob and Pangea, et al. Page 2 of 9
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     (a)     Stock Exchange-Bill of Sale - Pangea  will  exchange,  transfer and
             ---------------------------
     deliver with and to Jacob all of the issued and outstanding stock of PSI for all of the issued and outstanding stock of e-natomy, Inc. in a tax free exchange;

     b)     Cash Payment--  Jacob  shall deliver to Pangea at Closing $75,000.00
            --------------
     in cash  or  cash  equivalent  on  behalf  of  e-natomy, Inc.;

     (c)     Paradigm Stock--Jacob  shall  deliver  or  cause to be delivered to
             --------------
             e-natomy, Inc. 900,000 shares of Paradigm common stock, free of any restrictive legends;

     (d)     Promissory Notes  -  between  Rapid  Release  and  Pangea  shall be
             ----------------
             delivered to Pangea marked cancelled, or an Affidavit of Lost Note shall be delivered to Pangea;

     (e)     Quit-Claim Deed from  Pangea to  Marc for any  interest in or to or
             ---------------
     joint ownership or claim in, to or of Lot Seven (7) of Bloc Four (4) of Lake Colony, Section One (1), a subdivision in Fort Bend County, Texas, commonly known as 5034 Cave Run, in the City of Stafford, Fort Bend County, Texas, together with all improvements thereon, hereinafter referred to as the "Property";

     (f)     Mutual Release  between  Jacob, Marc, Marty and  Nathan  Associates
             --------------
     (hereinafter collectively referred to as the "First Party"), and Pangea, PSI and Chuck (hereinafter collectively referred to as the "Second Party");

     (g)     Mutual Release between Pangea and Rapid Release;
             --------------

     (h)     Stock  Certificates  -  such  certificates  as  may  be  reasonably
             -------------------
     necessary and appropriate to evidence the transfer and delivery of the shares of all capital stock of PSI, CMMI, Paradigm, e-natomy, Inc. and Pangea;

     (i)     Resignation  by  the entire  Board of  Directors  of  PSI  and  the
             -----------
     appointment  of  a  new  Board  of  Directors  as  provided  by  Jacob;

     (j)     Resignation by the  entire Board of Directors of e-natomy, Inc. and
             -----------
     the appointment of a new Board of Directors as provided by Pangea;

     (k)     Corporate Resolutions of the Board of  Directors of  Jacob,  Nathan
             ---------------------
     Associates, Rapid Release, Pangea and PSI, certified by their respective officers, which authorize the execution, delivery and performance of this Settlement Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date;

     (1)     Certificates of Incumbency  as  may  be  reasonably  necessary  and
             --------------------------
     appropriate to evidence the authority of the signatories to the instruments to be delivered by any corporation or limited liability company; and

     (m)     Written Consent of  Bruce C.  Pollock  to the transactions  by  and
             -------------------------------------
     between (i) Jacob and Pangea, (ii) the cancellation of the Promissory Notes, and (iii) the execution of the


        Settlement Agreement between Jacob and Pangea, et al. Page 3 of 9
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     Release  between  Rapid  Release  and  Pangea. In the alternative, Bruce C.
     Pollock  may  join  in  the  execution  of  the  documents.

     5. Prior to Closing, Jacob will submit its certificate for 1,000,000 shares of CMMI ("CMII Shares") to the transfer agent, Deposit Guaranty Insurance, to be reissued in two certificates: one for 900,000 shares in the name of Pangea and one for 100,000 shares in the name of Jacob, neither of which shall bear any restrictive legend. Pangea will obtain and submit an attorney's opinion from Richard Markle, who is counsel for CMMI, that the restrictive legend on the 1,000,000 CMMI Shares can be removed.

     6. Rapid Release holds various accounts receivable and/or promissory notes ("Promissory Notes") owed or issued by Pangea which total at least $158,000; and Pangea hold claims for reimbursement of medical insurance premiums paid for and on behalf of Rapid Release and Nathan Associates. The Promissory Notes and claims for medical insurance premiums will be mutually cancelled and mutual releases executed.

     7. Pangea shall execute and deliver a Quitclaim Deed to Marc for any right, title or interest or joint ownership or claim in, to or of Lot Seven (7) of Block Four (4) of Lake Colony, Section One (1), a subdivision in Fort Bend County, Texas, commonly known as: 5034 Cave Run, in the City of Stafford, Fort Bend County, Texas, together with all improvements thereon, hereinafter referred to as the "Property". The Property is appraised at approximately $137,000 less $102,000 mortgage.

     8. This Settlement Agreement shall bind each person or party named herein, jointly and severally, and their successors and assigns and beneficiaries, from all claims, demands and actions, which any named member of one Party now has against the named members of the other Party.

     9. The Parties further acknowledge and represent to each other that they have not assigned or agreed to assign, all or any portion of any causes of action which may be asserted in the above-styled and numbered causes or arising by and between the Parties, whether known or unknown as of the date of closing.

     10.     Authorization  of  Agreement.  Jacob,  Nathan  Associates,  Rapid
             ----------------------------
Release, Pangea and PSI (collectively the "Corporate Parties") have all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Corporate Parties of this Agreement and the performance by the Corporate Parties of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its charter or bylaws or Articles of Organization or Regulations, as the case may be, or any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of the Corporate Parties. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Corporate Parties in


        Settlement Agreement between Jacob and Pangea, et al. Page 4 of 9 connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Corporate Parties enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

     11. Marc, Marty and Chuck are individuals of full age of maturity, with full power, capacity and authority to enter into this Settlement Agreement and perform the obligations contemplated hereby by and for himself and his spouse. All action on the part of Marc, Marty and Chuck necessary for the authorization, execution, delivery and performance of this Settlement Agreement by him has been taken and will be taken prior to Closing. This Settlement Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of Marc, Marty and Chuck, enforceable against Marc, Marty and Chuck in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by general equitable principles.

     12.     Conditions Precedent:


     (a) Pangea will obtain the written consent of Bruce C. Pollock to the transactions by and between (i) Jacob and Pangea, (ii) the cancellation of the Promissory Notes and (iii) the Release between Rapid Release and Pangea. The document shall be satisfactory in form and substance to legal counsel for the Parties and shall provide that Bruce C. Pollock shall relinquish, waive and/or release any of his claims against Pangea, Jacob, Marc or Marty arising from or out of the transactions provided herein only. Alternatively, Bruce C. Pollock may join in the instruments contained herein without release of claims against him nor release of claims he may hold against any party hereto.

     (b) Pangea will obtain the Promissory Notes from Bruce C. Pollock for cancellation.

     13.     Non-Disparagement.  All Parties hereto agree that they will make no
             -----------------
deliberate action, by word or deed, to criticize, disparage, harm or discredit the interests, character or reputation of the other Parties hereto, or to cause the other Parties hereto to appear in an unfavorable light, or to damage in any way the other Parties' relations with the media, employees, vendors or customers; provided, that this Paragraph 13 shall not be applicable in litigation or arbitration or response pursuant to a subpoena or other judicial or governmental matter.

     14.     Miscellaneous.
             -------------

     (a)     Notices.  Except  as  otherwise  provided,  any  notices  or  other
             -------
     communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if mailed by first class United States mail properly addressed, postage prepaid, registered or certified, with return receipt requested, or by prepaid telegram or by facsimile transmission if receipt is acknowledged by the


       Settlement Agreement between Jacob and Pangea, et al. Page 5 of 9.

     addressee. Notice so mailed shall be effective upon the expiration of three business days after its deposit. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the address of each party shall be the address set forth below such party's name on the Signature Page hereof; provided, however, that each party shall have the right to change his respective address for notices hereunder to another location(s) within the continental United States by giving written notice to the other party in the manner set forth hereinabove.

     (b)     Applicable Law.  This  Settlement Agreement, and the obligations of
             --------------
     the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of Texas and the substantive laws of the United States of America notwithstanding the law of conflicts of any other state.

     (c)     Binding Effect. This Settlement Agreement and the terms, provisions
             --------------
     and conditions hereof, shall be binding upon and shall inure to the benefit of the parties, their respective legal representatives, heirs, successors and assigns; provided, however, that nothing contained herein shall negate or diminish the restrictions set forth in this Settlement Agreement. This Settlement Agreement shall not be for the benefit of any third party who is not a signatory hereof or assignee by written instrument.

     (d)     Representations  and Warranties of Parties.  Each  of  the  parties
             ------------------------------------------
     hereto represents and warrants to the other that (i) such party has the full right, power and authority to enter into and execute this Settlement Agreement; (ii) such party has not assigned or transferred any of its claims or related rights to any other person or entity, (iii) when fully executed and performed by all parties, this Settlement Agreement will constitute the binding obligation of such party, fully enforceable against such party in accordance with its terms; and (iv) such party has the full right, power and authority to settle this dispute on behalf of itself and its members or shareholders and each of their respective members, shareholders, directors, managers, officers, agents, employees, representatives, affiliates, subsidiaries, parent corporations, successors, assigns, owners, predecessors, agents, lawyers and all persons acting by, through, under or in concert with them, or any of them.

     (e)     Entire Agreement.  This  Settlement  Agreement  contains the entire
             ----------------
     agreement between the parties hereto relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated, cancelled and superseded. THIS SETTLEMENT AGREEMENT AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE
     PARTIES.  THERE  ARE  NO  UNWRITTEN  ORAL  AGREEMENTS  BETWEEN THE PARTIES.

     (f)     Amendment.  This  Settlement  Agreement may be modified or changed,
             ---------
     subject to the other provisions of this Settlement Agreement, only by setting same forth in a written instrument executed by all Parties. Any such amendments, variations, modifications or


        Settlement Agreement between Jacob and Pangea, et al. Page 6 of 9 changes shall not be effective and binding upon the parties until such written instrument is executed by all the Parties hereto, or their successors-in-interest.

     (g)     Counterpart Originals. This Settlement Agreement may be executed in
             ---------------------
     any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same.

     (h)     Facsimile Signatures.  Each  Party  agrees  to accept the facsimile
             --------------------
     signature of the other Parties to this Settlement Agreement as evidence of the execution and delivery of this Settlement Agreement. Such facsimile signature will be deemed to be binding upon the Parties sending such facsimile signature.

     (i)     Exhibits. All exhibits, schedules and documents attached hereto, if
             --------
     any, are hereby incorporated in this Settlement Agreement and made a part hereof by reference.

     (j)     Severability. This Settlement Agreement is intended to be performed
             ------------
     in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Settlement Agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to the other persons or circumstances shall not be effected thereby, but rather shall be enforced to the greatest extent permitted by law.

     (k)     Time of the Essence.  Time  is  of  the  essence of this Settlement
             -------------------
     Agreement.

     (l)     Waiver.  Any  waiver  as  to any of the terms or conditions of this
             ------
     Settlement Agreement shall not operate as a future waiver of the same terms and conditions or prevent the future enforcement of any of the terms and conditions hereof.

     (m)     Captions.  Captions  and  headings  of  sections,  paragraphs  or
             --------
     subparagraphs of this Settlement Agreement are solely for the convenience of the Parties and are not a part of this Settlement Agreement, and shall not be used for the interpretation or determination of the conditions of this Settlement Agreement or any provision hereof.

     (n)     Execution of Additional Documents.  Each  party  hereto  agrees  to
             ---------------------------------
     execute, within ten (10) days after notice, such other documents, instruments or written evidence of conveyance or assignment as shall be reasonably required or appropriate to perfect or evidence any agreement, transfer, conveyance or assignment of any asset or instrument conveyed or assigned herein; provided, each proposed document or instrument shall be subject to approval by counsel for the parties to be bound, which approval shall be exercised reasonably and in good faith.

     (o)     Litigation and Attorney's Fees. In the event of a dispute or breach
             ------------------------------
     or default hereunder, which result in the commencement of judicial litigation or commercial arbitration, the successful party shall be entitled to receive from the unsuccessful party, any and all reasonable attorney's fees, court costs and expenses incurred in determination


        Settlement Agreement between Jacob and Pangea, et al. Page 7 of 9 of the dispute or breach or default. In the event of any judicial litigation, each of the parties waives its right to a trial by jury.

     (p)     Arbitration.  As  concluded  by the parties hereto, any controversy
             -----------
     between the parties hereto involving any dispute or claim, by, through or under, or the construction or application of any terms, covenants, or conditions of, this Settlement Agreement, shall on the written request of one party served upon the other, be submitted to arbitration, and such arbitration shall comply with and be governed by the provisions of the Texas Arbitration Act ("TAA") as it may be amended; provided, that Arbitration shall be conducted in Harris County, Texas and be conducted under the auspices of the American Arbitration Association ("AAA"). The TAA laws shall apply, and the AAA rules shall apply if not in conflict with the TAA laws. All evidence shall be subject to the Texas Rules of Civil Evidence. There will be three (3) Arbiters, one to be selected by the First Party and one to be selected by the Second Party, both of whom shall be selected from the list of Arbiters provided by the AAA. The two selected Arbiters will select a third Arbiter who will be approved or listed by the AAA and who shall be an attorney or former judge having been licensed for at least 5 years as an attorney in Texas; and who shall be the administrator of the panel. If a party does not designate an Arbiter within ten (10) days after written notice of the commencement of Arbitration by the other party, then the AAA shall submit a list of potential Arbiters and the requesting party shall select at least three Arbiters from the list, who shall serve as the sole Arbiters. Each party shall, on written demand of the other party, pay one-half of any Arbitration costs or expenses, and such payments shall be awarded to the prevailing party as determined by the Arbiters. A party who fails to pay its one-half of any Arbitration costs or expenses within ten (10) business days after receipt of written demand by the requesting party shall be deemed to have defaulted and the Arbiters shall award all reasonable relief requested to the non-defaulting party without hearing evidence from the defaulting party. Notwithstanding the requirement of Arbitration, either party may seek ancillary judicial or equitable remedies from a court of appropriate jurisdiction to preserve the status quo or to avoid irreparable harm either before or during the Arbitration, and such shall be deemed incidental to the Arbitration Agreement and not an election. Any party to the Arbitration shall have the right to seek judicial review of any punitive or exemplary damages actually awarded by the Arbitrators. Any party to the Arbitration may seek judicial enforcement of the Arbitration awarded by a court of appropriate jurisdiction.

     AGREED this 30th day of May, 2002, at Houston, Texas by each of the parties
                 ----
who or which have signed the signature page attached hereto and hereby incorporated herein.

                          SIGNATURES ON FOLLOWING PAGE


        Settlement Agreement between Jacob and Pangea, Et al. Page 8 of 9

JACOB INTERNATIONAL, INC.

By:  /s/  Jacob International, Inc.
     ----------------------------------


MARC H. NATHAN, INDIVIDUALLY

By:  /s/  Marc H. Nathan
     ----------------------------------
     Marc H. Nathan


MARTIN R. NATHAN, INDIVIDUALLY

By:   /s/  Martin R. Nathan
     ----------------------------------
     Martin R. Nathan


MARTIN R. NATHAN & ASSOCIATES, P.C.

By:  /s/  Martin R. Nathan
     ----------------------------------


RAPID RELEASE RESEARCH, LLC

By:   /s/  Rapid Release Research, LLC
     ----------------------------------


PANGEA PETROLEUM

By:  /s/  Pangea Petroleum
     ----------------------------------


CHARLES B. POLLOCK, INDIVIDUALLY

By:  /s/  Charles B. Pollock
     ----------------------------------
     Charles B. Pollock


        Settlement Agreement between Jacob and Pangea, et al. Page 9 of 9
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